EXHIBIT 10.5

                                    AGREEMENT

         In consideration for a loan by MKK Investment Company, Inc. (the "Payee") to Uniservice Corporation, a Florida corporation ("UC/Company"), UC hereby agrees that the principal amount of the loan of One Hundred and Fifty Thousand ($150,000) Dollars, together with interest at eight and one half percent (8-1/2%) per annum, shall be paid from the proceeds of the UC initial public offering on Form SB-2 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission.

         This loan shall be evidenced by a Promissory Note between the Company as Maker and the Company as Payee of even date.

         As additional consideration, the Payee shall receive 30,000 shares of restricted Class A Voting Common Stock, par value $.0001 (the "Class A Common Stock") of UC, subject to a lock-up period of six (6) months from the effective date of the Registration Statement or such other lock-up period as may be imposed by the Company's Underwriter or the National Association or Securities Dealers or by any national exchange including the National Association of Securities Dealers Automated Quotation (Nasdaq) System in connection with the Registration Statement.

         If for any reason the Registration Statement is not effective and closed by January 1, 2000, then and in that event payment shall be made by UC.

         The Company intends to use the proceeds received from the Payee in connection with the costs and expenses related to the Registration Statement. The Company has given David Mayer, a Director of UC whose business address is c/o Andean Engineering & Finance Corp., 1900 Glades Boulevard, Suite 351, Boca Raton, FL 33431 the right to disburse any and funds received by UC from the Payee in connection with the related costs and expenses of the Registration Statement, subject to the prior written approval of Ricardo Vilensky, the President and CEO of UC or Sergio Vivanco, the general counsel for UC.

         This Agreement shall be governed by the laws of Florida and shall be deemed entered into at March 31, 1998.

         This Agreement is made this 31st day of March, 1998.

                                           Uniservice Corporation



                                            By: /s/ Ricardo Vilensky
                                            ------------------------------
                                               Ricardo Vilensky. President

                                      FORM
                                       OF
                                 PROMISSORY NOTE

$150,000
Palm Beach County, Florida                                        March 31, 1998


         FOR VALUE RECEIVED, UNISERVICE CORPORATION, a Florida corporation (the "Maker") promises to pay to the order of MKK Investment Company, Inc. (the "Payee"), at the earlier of (i) the closing of the Maker's underwritten public offering of its securities or (ii) January 1, 2000, the principal sum (of an aggregate of) One Hundred Fifty Thousand ($150,000) Dollars in lawful money of the United States, in hand or at the principal office of the Payee as may from time to time be designated by the Payee. This Note shall bear interest on the unpaid principal balance at the rate of Eight and One-Half Percent (8-1/2%), payable at the time of the payment of the principal sum of this Note.

         In the event of any default in any payment on this Note, then at the option of the Payee, this Note shall bear interest computed from the date of such default at one and one-half percent (1-1/2%) per month, but in any event not in excess of the legally prescribed rate for instruments of this kind. The term "event of default" as used herein, shall mean the failure of Maker to make any payment of the principal or interest due under the Note, which failure shall continue for five (5) days after notice of default, such notice to be delivered to Maker by registered, certified or overnight mail duly recorded at the principal office of the Maker.

         An provision hereof which may prove unenforceable under any law shall not affect the validity of any other provisions hereof.

         Maker hereby waives presentment for payment, protest and notice of protest and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         This Note shall be governed by the laws of the State of Florida or the Country of Chile, in the sole discretion of the Payee.

                                 UNISERVICE CORPORATION

                                 BY:   /s/ Ricardo Vilensky
                                       -----------------------------------------
                                       Ricardo Vilensky, Chief Executive Officer